SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 2, 2002

INVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

0-28236	94-3123544
(Commission File No.)	(I.R.S. Employer Identification No.)

7151 Gateway Boulevard

Newark, CA 94560

(Address of principal executive offices and zip code)

(510) 739-2400

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On April 2, 2002, InVision Technologies, Inc. announced that it had received an order from the Transportation Security Administration for additional 300 EDS units, plus an additional 100 parts kits.  The press release announcing the order is filed as Exhibit 99.1 hereto and incorporated here by reference.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release, dated April 2, 2002, entitled “InVision Technologies, Inc. Announces $148.6 Million Order From The Transportation Security Administration.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVISION TECHNOLOGIES, INC.

DATE: April 2, 2002	By:	/s/ Ross Mulholland
Ross Mulholland Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated April 2, 2002, entitled “InVision Technologies, Inc. Announces $148.6 Million Order From The Transportation Security Administration.”